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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12

Filing by:

MIPS TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
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	1)	Title of each class of securities to which transaction applies:

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	5)	Total fee paid:

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	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

September 25, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of MIPS Technologies, Inc. ("MIPS"), a Delaware corporation, to be held on Wednesday, November 8, 2000 at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California commencing at 2:00 p.m., local time.

    At the Annual Meeting:

  1.
  Holders of Class B common stock will be asked to consider and vote upon the election of one Class B director; and

  2.
  Holders of Class A common stock and Class B common stock will be asked to consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2001 fiscal year.

    Only holders of Class B common stock are entitled to vote in the election of the Class B director. The attached Proxy Statement presents the details of these proposals.

    Our board of directors has unanimously nominated the Class B director and approved proposal 2 above and recommends a vote FOR the nominee for Class B director and a vote FOR the proposal's approval and adoption.

    Your participation and vote is important. The election of the Class B director will not be effected without the affirmative vote of the holders of at least a majority of the outstanding Class B common stock present and voting at the Annual Meeting. The adoption of proposal 2 will not be effected without the affirmative vote of at least a majority of the outstanding Class A and Class B common stock present and voting at the Annual Meeting.

    For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement, dated September 25, 2000. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Kevin C. Eichler, Chief Financial Officer of MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043; telephone: (650) 567-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

John E. Bourgoin Chief Executive Officer and President

    The accompanying Proxy Statement is dated September 25, 2000 and is first being mailed to stockholders on or about October 5, 2000.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 8, 2000

To the Stockholders of
MIPS TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders ("Annual Meeting") of MIPS Technologies, Inc. ("MIPS"), a Delaware corporation, will be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California on November 8, 2000. The Annual Meeting will begin at 2:00 p.m. local time, for the following purposes:

  1.
  To elect one Class B director to serve a three-year term;

  2.
  To ratify the appointment of Ernst & Young LLP as MIPS' independent auditors for the 2001 fiscal year; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

    Only stockholders of record at the close of business on September 20, 2000 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or by electronic means. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of MIPS Technologies, Inc.

Sandy Creighton Vice President, General Counsel & Secretary

Mountain View, California
September 25, 2000

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or by electronic means.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

General

    This Proxy Statement is being furnished by our board of directors to holders of our Class A and Class B common stock, par value $0.001 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of MIPS stockholders (the "Annual Meeting") to be held on Wednesday, November 8, 2000, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof. The purposes of the annual meeting are set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders.

    Our complete mailing address is MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, and our telephone number is (650) 567-5000.

    This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about October 5, 2000.

Stockholders Entitled to Vote; Vote Required

    The MIPS board of directors has fixed the close of business on September 20, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Accordingly, only holders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 13,565,538 Class A shares and 25,066,719 Class B shares constituting all of the voting stock of MIPS. As of the Record Date, there were approximately 38 holders of record of Class A shares and approximately 5,143 holders of record of Class B shares. Each holder of record of our common stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Annual Meeting. Only holders of Class B common stock are entitled to vote in the election of the Class B director. A majority of the Class B common stock present in person or represented by proxy at the meeting and actually cast, will elect the director. In all other matters submitted to a vote of stockholders, holders of Class A and Class B common stock will vote together as a single class. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 1225 Charleston Road, Mountain View, California 94043. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Class A and Class B common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for purpose of the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2001. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Class B common stock entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting for purposes of the election of the Class B director.

    Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting, and shares held by a broker nominee in "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast and, accordingly, will have no effect on the outcome of the vote with respect to a particular matter.

Proxies

    This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

    All shares of our common stock which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our board of directors.

    If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of MIPS, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to MIPS before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, or hand delivered to the Secretary of MIPS at or before the taking of the vote at the Annual Meeting.

    MIPS will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from MIPS stockholders by directors, officers and employees of MIPS in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to our Amended and Restated Certificate of Incorporation, holders of the Class B common stock are entitled to elect 80% of the members of our board of directors (rounded upwards, if necessary) and holders of the Class A common stock are entitled to elect our remaining directors (but in no event less than one director). In connection with the Silicon Graphics, Inc. ("SGI") divestiture of its remaining interest in us in June and pursuant to Board Membership Guidelines, the four members of the board appointed by SGI offered to resign effective on the date of divestiture. Two of the offers to resign were accepted. In July 2000, our board of directors fixed the number of directors at five, one of whom is elected by the holders of Class A common stock and four of whom are elected by the holders of Class B common stock. Prior to July 2000, our board consisted of seven directors. Our board members serve staggered three-year terms. The following table shows the members of the different classes of the board of directors. The board of directors has the ability to change the size and composition of our board of directors. However, to ensure that there will be at least one Class A director at all times, our board of directors may not consist of fewer than five members.

Class	Expiration of Term	Board Members
Class I	2002 Annual Meeting	Class A Director: Anthony B. Holbrook
Class B Directors: John E. Bourgoin Kenneth L. Coleman
Class II	2000 Annual Meeting	Class B Director: Fred M. Gibbons
Class III	2001 Annual Meeting	Class B Director: William M. Kelly

    Our board of directors has nominated the Class II director named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote proxies for Class B common stockholders for the re-election of the Class II director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

    One Class B director will be elected to our board of directors at the Annual Meeting for a three-year term ending in 2003. Only holders of Class B common stock are entitled to vote in the election of the Class B director.

Nominees

NAME	CLASS	AGE	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Fred M. Gibbons	B	50
			Partner, Concept Stage Venture Management. Mr. Gibbons has served on our board of directors since July 1998. Since 1999, Mr. Gibbons has been a partner with Concept Stage Venture Management, an investment firm based in California. From 1995 through 1998, Mr. Gibbons was also a lecturer at the Stanford University Graduate School of Engineering. In 1981, Mr. Gibbons founded Software Publishing Corporation based in San Jose, California, a company engaged in the development of software systems for personal computer applications, and was its Chief Executive Officer through 1994. Prior to 1981, Mr. Gibbons was employed as a product and marketing manager for Hewlett-Packard Company.

Continuing Directors
NAME	CLASS	AGE	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Anthony B. Holbrook	A	61	Retired Chief Technical Officer of Advanced Micro Devices, Inc. ("AMD") Mr. Holbrook has served on our board of directors since July 1998. Mr. Holbrook retired as Chief Technical Officer of AMD in August 1994. Mr. Holbrook joined AMD in 1973 and served in a number of executive capacities. He was elected a corporate officer in 1978 and in 1982 was named Executive Vice President and Chief Operating Officer. In 1986, Mr. Holbrook was named President of AMD and was elected to the board of directors. In 1989, he moved from Chief Operating Officer to Chief Technical Officer and in 1990 from President to Vice Chairman, a position he held until April 1996. Prior to joining AMD, Mr. Holbrook held engineering management positions with Fairchild Semiconductor and Computer Micro Technology Corporation. Mr. Holbrook is also a director of SDL, Inc., a solid state laser manufacturer.
John E. Bourgoin	B	54
			Chief Executive Officer and President of MIPS Technologies, Inc. Mr. Bourgoin has served as our Chief Executive Officer since February 1998 and our President since September 1996, and has served on our board of directors since May 1997. Mr. Bourgoin also served as a Senior Vice President of SGI from September 1996 through May 1998. Prior to joining SGI, Mr. Bourgoin was Group Vice President, Computation Products Group of AMD.
Kenneth L. Coleman	B	58
			Executive Vice President of Global Sales, Service and Marketing of SGI. Mr. Coleman has served on our board of directors since January 1998. Since June 1999, Mr. Coleman has served as Senior Vice President of Sales, Service and Marketing of SGI. Prior to that time, he served as Senior Vice President, Customer and Professional Services of SGI and also as Senior Vice President, Administration of SGI.
William M. Kelly	B	47
			Partner, Davis Polk & Wardwell. Mr. Kelly has served on our board of directors since January 1998. Prior to joining Davis, Polk & Wardwell, Mr. Kelly served in several capacities for SGI. Mr. Kelly joined SGI in 1994 as Vice President, Business Development, General Counsel and Secretary and, from 1997 to 1999, served as Senior Vice President, Corporate Operations of SGI. During 1996, Mr. Kelly also served as Senior Vice President, Silicon Interactive Group of SGI and as acting Chief Financial Officer of SGI from May 1997 to February 1998. Prior to joining SGI, Mr. Kelly was an attorney in private practice.

Board Of Directors' Meetings And Committees

    Our board of directors held 4 regular and 3 special meetings during fiscal year 2000. Our board of directors has an Audit Committee, a Compensation Committee and an Option Administration Committee.

    During fiscal year 2000, the members of the Audit Committee were Mr. Kelly (Chairman), Mr. Gibbons and Mr. Holbrook. The Audit Committee met four times during fiscal year 2000. The responsibilities of the Audit Committee include recommending to our board of directors the independent public accountants to be selected to conduct the annual audit of our accounts; reviewing the proposed scope of such audit and approving the audit fees to be paid; and reviewing the adequacy and effectiveness of our internal auditing, accounting and financial controls with the independent public accountants and our financial and accounting staff.

    During fiscal year 2000, the members of the Compensation Committee were Mr. Coleman (Chairman), Mr. Gibbons and Mr. Holbrook. The Compensation Committee met twice during fiscal year 2000. The responsibilities of the Compensation Committee include developing performance criteria for and periodically evaluating the performance of our Chief Executive Officer, reviewing and recommending the salary, bonus and stock incentive compensation of our Chief Executive Officer, reviewing the salaries, bonuses and stock incentive compensation of our other officers as proposed by our Chief Executive Officer and reviewing candidates and recommending nominees for election as directors.

    During fiscal year 2000, the members of the Option Administration Committee were Mr. Gibbons and Mr. Holbrook. The Option Administration Committee met once and took action by unanimous written consent ten times during fiscal year 2000. The responsibilities of the Option Administration Committee include administering the 1998 Long-Term Incentive Plan (the "Incentive Plan"), reviewing and approving grants under the Incentive Plan and approving other performance-based compensation, which is intended to be excluded from the deductibility limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    No continuing director or nominee attended fewer than 80% of the aggregate number of meetings of the board of directors and meetings of the committees of the board on which he served during fiscal year 2000.

    Our board of directors may, from time to time, establish certain other committees to facilitate the management of MIPS.

Director Compensation

    Directors who do not receive compensation as officers or employees of MIPS or any of our affiliates receive an annual board membership fee of $10,000, which is paid in four quarterly installments, and a per diem in the amount of $1,000 for attendance at board and committee meetings. In addition, non-employee directors who perform services for us outside the scope of normal board duties at the specific request of the Chairman of our board of directors will receive $1,000 per day for their services. All directors are reimbursed for reasonable expenses incurred in attending our board of director or committee meetings.

    Our Directors' Stock Option Plan, as amended, authorizes 600,000 shares of Class A common stock for issuance plus an annual increase each July 1 equal to the least of (1) 100,000 shares, (2) the number of shares subject to option granted in the prior one-year period, or (3) a lesser amount determined by our board of directors. Upon a non-employee director's election or appointment to our board of directors, he or she will automatically receive an initial nonstatutory stock option to purchase 40,000 shares of Class A common stock. Each non-employee director who has been a director for at least six months will automatically receive an annual renewal nonstatutory stock option to purchase

10,000 shares of Class A common stock each year on the date of the annual stockholder meeting. All stock options are granted with an exercise price equal to the fair market value of Class A common stock on the date of grant. Initial stock option grants vest at a rate of 24% on the first anniversary of the grant date and 2% each month thereafter; annual stock option grants vest 2% each month over a 50-month period from the date of grant. Pursuant to the terms of our director stock option plan, Messrs. Holbrook and Gibbons were each granted 40,000 shares of Class A common stock upon commencement of their term as members of our board of directors and were each granted 10,000 stock options on the date of our 1999 Annual Meeting of Stockholders and will each be granted an additional 10,000 stock options on the date of the Annual Meeting. Upon SGI's divestiture of its remaining interest in MIPS in June 2000, Messrs. Coleman and Kelly became non-employee directors under the terms of our director stock plan, and, accordingly, were each granted 40,000 shares of Class A common stock and will each be granted an additional 10,000 stock options on the date of the Annual Meeting.

Compensation Committee Interlocks And Insider Participation

    The members of the Compensation Committee through our 2000 Annual Meeting are Kenneth L. Coleman, the Committee's Chairman, Fred M. Gibbons and Anthony B. Holbrook. Messrs. Coleman, Gibbons and Holbrook are all "non-employee directors" under Rule 16b-3 of, and have no interlocking relationships as defined by, the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Gibbons and Mr. Holbrook are the two members comprising the Option Administration Committee, and are "outside directors" within the meaning of Section 162(m) of the Code.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Our board of directors upon the recommendation of our Audit Committee has appointed Ernst & Young LLP as our independent auditors, to audit our consolidated financial statements for the 2001 fiscal year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditors since 1998. Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Our board of directors has unanimously approved the appointment of Ernst & Young LLP as our independent auditors for the 2001 fiscal year and recommends that you vote FOR approval of the appointment of Ernst & Young LLP.

    The affirmative vote of a majority of the outstanding shares of Class A and Class B common stock, represented in person or by proxy and voting at the Annual Meeting (at which a quorum is present), is required to ratify the board of directors' selection of Ernst & Young LLP. If the appointment is not ratified, the board of directors will seek other independent auditors.

Security Ownership of Certain Beneficial Owners and Management; Stock Ownership of Directors and Executive Officers

    The following table sets forth, as of September 1, 2000, certain information regarding the beneficial ownership of the Class A common stock and the Class B common stock by (1) each other person known by us to own beneficially more than 5% of either the Class A common stock or the Class B common stock, (2) each of our directors, (3) each named executive officer and (4) all directors and executive officers as a group.

							Total Common Stock
	Class A Common Stock			Class B Common Stock
							Percentage of Total Common Stock
Name of Shareholder	Number		Percentage of Class	Number		Percentage of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	2,992,300	(1)	22.10%	1,988,187	(2)	7.93%	12.90%
Dresdner RCM Global Investors LLC(3) Four Embarcadero Center San Francisco, CA 94111	1,909,600		14.10%	—		—	4.95%
Capital Group International, Inc.(4) 11100 Santa Monica Boulevard Los Angeles, CA 90025	1,404,900		10.37%	—		—	3.64%
Essex Investment Management Co.(5) 125 High Street Boston, MA 02110	819,845		6.05%	—		—	2.12%
John E. Bourgoin(6)	209,359		1.55%	632		*	*
Lavi Lev(7)	98,238		*	—		—	*
Kevin C. Eichler(8)	59,770		*	—		—	*
Derek Meyer(9)	14,270		*	1		*	*
Sandy Creighton(10)	130,494		*	—		—	*
Kenneth L. Coleman	1,285		*	7,985		*	*
Fred M. Gibbons(11)	14,000		*	—		—	*
Anthony B. Holbrook(12)	24,000		*	—		—	*
William M. Kelly	—		*	3,746		*	*
Directors and Executive Officers as a Group (11 persons)(13)	620,069		4.58%	12,448		*	1.64%

*
  Less than 1%.

(1)
As reported on a Schedule 13G/A dated August 10, 2000, these shares are beneficially owned by Fidelity Management & Research Company, an investment advisor owned by FMR Corp.

(2)
As reported to us, these shares are beneficially owned by Fidelity Management & Research Company, an investment advisor owned by FMR Corp.

(3)
As reported on a Schedule 13G dated July 10, 2000, these shares are beneficially owned by Dresdner RCM Global Investors LLC, an investment advisor and wholly owned subsidiary of Dresdner RCM Global Investors US Holdings LLC.

(4)
As reported on a Schedule 13G/A dated March 10, 2000, these shares are beneficially owned by Capital Guardian Trust Company, a bank owned by Capital Group International, Inc.

(5)
As reported on a Schedule 13G dated February 2, 2000, these shares are beneficially owned by Essex Investment Management Co., an investment advisor.

(6)
Includes 188,370 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

(7)
Includes 93,072 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan. Mr. Lev disclaims beneficial ownership of 1,000 of these shares.

(8)
Includes 41,777 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

(9)
Includes 12,348 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

(10)
Includes 114,328 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

(11)
Includes 14,000 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

(12)
Includes 24,000 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

(13)
Includes 551,375 shares subject to acquisition within 60 days after September 1, 2000 upon exercise of options under the Incentive Plan.

In connection with the divestiture by SGI in June, 2000, we adopted a Rights Plan. Under this Plan, as amended, Stockholders are entitled to receive certain rights in the event the Rights become exercisable. The Rights Plan, as amended, was filed on Form 8-A/A with the SEC on September 15, 2000.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
ON EXECUTIVE COMPENSATION

Composition of the Committee

    During fiscal year 2000, the Compensation Committee of MIPS' board of directors consisted of Mr. Kenneth L. Coleman (Chairman), Mr. Anthony B. Holbrook, and Mr. Fred M. Gibbons. Mr. Coleman is an employee of SGI, which owned approximately 66% of our outstanding shares until June 20, 2000 when SGI distributed its remaining ownership in MIPS to its stockholders in the form of a stock dividend of MIPS Class B common stock. As a result of the SGI divestiture, Mr. Coleman tendered his resignation as required by the MIPS Board Membership Guidelines. The resignation was not accepted, thus preserving Mr. Coleman's membership on the board of directors.

    Mr. Holbrook and Mr. Gibbons are "outside directors" within the meaning of Section 162(m) of the Code and are the sole members of the Option Administration Committee. Neither member of the Option Administration Committee is or has previously been an employee of MIPS or any of its affiliates. Both members meet the definition of "non-employee director" under Rule 16b-3 of the Exchange Act. As a result of the SGI divestiture, Mr. Coleman is now also deemed an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" under Rule 16b-3 of the Exchange Act.

Charter

    The Compensation Committee is a standing committee of our board of directors whose primary objective is to oversee, review and approve compensation for our executive officers, evaluate the performance of our Chief Executive Officer, and nominate prospective members of the board of directors.

    The Option Administration Committee is a standing committee of the board of directors whose primary objective is to be the administrator of our Incentive Plan, including use of this plan for the purpose of executive compensation.

Executive Compensation Philosophy

    As a high-level strategy guideline, we invest to grow our business in a manner consistent with increasing shareholder value. To that end, the Compensation Committee has designed our executive compensation program to align it with achievement of our financial goals and key business objectives.

    In connection with our initial public offering on June 30, 1998, we sought to attract high caliber new members to the management team, as well as secure the continued participation of critical members of the previous management team, including the Chief Executive Officer. In managing through this transition, during early 1998, we extended employment offers to Mr. Bourgoin and the five other executive officers who formed the management team that led the initial public offering, which we refer to as our IPO. We experienced great stability with respect to our management team throughout fiscal year 1999 and 2000. The only change to the executive team was the addition of a Vice President of Marketing position, which was filled through a promotion from within.

    Fiscal year 2000 was a year marked by great vibrancy in the high technology labor market. Given this highly competitive market, the Compensation Committee reviewed relevant compensation survey data, in addition to team and individual performance data, as the basis for their determinations.

Components of Executive Compensation at MIPS

    Compensation for our executive officers generally consists of base salary, an annual bonus incentive and stock option awards. The Compensation Committee assesses the past performance and/or anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

Base Salary

    The Compensation Committee established the objective to position executive base salary and total cash compensation at a level similar to that offered by comparably sized companies. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to relevant surveys of compensation paid to executives with similar responsibilities at comparable companies in the high technology industry. The Compensation Committee has retained an outside compensation consultant to periodically review competitive compensation data.

    In addition to analyzing competitive data, the Compensation Committee makes discretionary and subjective determinations of appropriate compensation amounts to reflect our philosophy of compensating for performance. The Compensation Committee places considerable weight upon the recommendations of the Chief Executive Officer in the case of the compensation paid to other executive officers. However, all awards of compensation, for the CEO and the other executive officers, are ultimately based upon the Compensation Committee's judgment regarding the individual executive officer's performance. In this regard, the Compensation Committee takes into account whether each particular payment or award would provide an appropriate reward and incentive for the executive officer's contribution to our long term profit performance and return to the stockholders.

    Based on individual and team performance and competitive compensation data for fiscal year 1999, compensation actions were taken by the Compensation Committee at the August 26, 1999 meeting which authorized a base salary increase for the CEO, John Bourgoin of 13.3%. Mr. Bourgoin was paid a base salary of $340,000 during fiscal year 2000.

Annual Bonus Incentive

    One of the early decisions of the Compensation Committee was to establish the goals and measurements associated with the bonus plan to align executive pay with achievement of critical strategies and operating goals. The targets for executive officers were set at 50% of base salary for the Chief Executive Officer and 40% of base salary for the other officers.

    The Compensation Committee determined to base one half of the bonus on achievement of revenue and profit goals, and the other half on achievement of specific strategic objectives. The Compensation Committee determined that there would be no payout for the portion based on revenue and profit unless at least 90% of the revenue and profit goals were met. Under the parameters established by the annual bonus incentive program with achievement over plan, the Compensation Committee could approve up to twice the target bonus. This remained unchanged for fiscal year 2000.

    Under the fiscal year 2000 annual bonus incentive plan, Mr. Bourgoin, as CEO, was paid a bonus of $200,000, equal to 59% of his base salary. The other executive officers were each paid bonuses of approximately 47% of their respective base salary.

Long Term Incentives

    Stock options are designed to align the interests of executives with the long-term interests of the stockholders. The Compensation Committee and the Option Administration Committee believe that stock options directly motivate our executive officers to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage these key employees to continue in the employ of MIPS. The Option Administration Committee determines the number of shares that will be subject to stock option grants based on our business plans, the executive's level of responsibility, individual performance, historical award data and competitive practice of comparable positions in similar high technology companies. All options to date have been granted at not less than the fair market value of the underlying shares on the date of grant.

    Restricted stock may also be granted under the Incentive Plan. The use of restricted stock is primarily limited to specific cases in which a newly hired senior executive receives a grant in order to replace vested benefits and/or an equity position at a prior employer, to award an executive officer for extraordinary performance or to aid in retention. As part of Mr. Bourgoin's offer to join us, 15,000 shares of restricted stock were granted to him effective upon the completion of our IPO. No other restricted stock has been granted to date.

    The Option Administration Committee approved an additional set of option grants in July 2000, after the close of the fiscal year, including a grant of 200,000 stock options for Mr. Bourgoin. These grants do not begin vesting for three years, after which they vest in twelve monthly installments during the fourth year. The main purpose of this vesting schedule is to maximize executive retention by commencing vesting only after the executives' 1998 and 1999 option grants have become fully vested.

Policy Regarding Section 162(m) of the Internal Revenue Code

    MIPS is subject to Section 162(m) of the Code, which limits the deductibility of certain compensation payments to its executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation Committee and the Option Administration Committee have endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) with minimal sacrifice in flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation. The Compensation Committee may, in the future, enter into compensation arrangements that are not deductible under Section 162(m).

Conclusion

    The Compensation Committee believes that company and individual performance and achievement enhance long-term stockholder value. The compensation plans the Compensation Committee has adopted for our executive officers are based on achievement of performance goals, as well as competitive pay practices. The Compensation Committee believes that one of its most important functions in serving the interests of the stockholders is to attract, motivate and retain talented executive officers in this competitive environment. In this regard, equity compensation in the form of stock options is vital to this objective and, therefore, to our long-term success.

Kenneth L. Coleman
Anthony B. Holbrook
Fred M. Gibbons

Performance Graph

    The following graph compares the cumulative total return to stockholders for MIPS, the NASDAQ Stock Market Index—U.S. ("NASDAQ US") and the Chase H&Q Semiconductor Index ("Chase H&Q Semiconductors"). The graph assumes that $100 was invested in our Class A common stock and in each index on June 30, 1998, the date of our IPO, assuming reinvestment of dividends. No dividends have been declared or paid on our Class A common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    On June 20, 2000, SGI distributed all of its remaining interest in MIPS in the form of a stock dividend of Class B common stock to its stockholders. Prior to this distribution, the Class B shares were not publicly traded. On June 21, 2000, the first day of public trading of Class B common stock under the market symbol "MIPSB", the reported last sale price was $32.88. The high and low reported last sales price per share of our Class B common stock was $39.69 and $32.00 during our fourth fiscal quarter. The last reported sale price of the Class B common stock on June 30, 2000 was $38.50.

Executive Compensation

    The following table sets forth information about the compensation earned for services rendered to us and SGI in all capacities for the fiscal years ended June 30, 2000, 1999 and 1998 by our Chief Executive Officer and each of the other four most highly compensated executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2000. These officers are referred to as the named executive officers.

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)	Restricted Stock Award(s)(3)		Securities Underlying Options/SARs		All Other Compensation
John E. Bourgoin	2000	$340,000	$200,000	$6,000	$—		150,000		$—
Chief Executive	1999	$300,000	$270,000	$5,923	$170,700	(3)	—		$—
Officer and President	1998	$372,053	$—	$21,343	$—		559,500		$2,226
Lavi Lev	2000	$233,000	$110,000	$100,000	$—		75,000		$—
Senior Vice President,	1999	$217,395	$151,200	$100,000	$—		—		$—
Engineering	1998	$245,542	$—	$309,228	$—		298,400		$1,880
Kevin C. Eichler	2000	$215,000	$100,000	$—	$—		55,000		$—
Vice President, Chief	1999	$200,000	$140,000	$—	$—		—		$—
Financial Officer and Treasurer	1998	$22,308	$—	$—	$—		223,800		$—
Derek Meyer	2000	$210,000	$100,000	$6,000	$—		50,000		$—
Vice President,	1999	$200,000	$124,000	$6,173	$—		—		$—
Worldwide Field Operations	1998	$201,456	$—	$32,210	$—		209,700	(4)	$1,793
Sandy Creighton	2000	$215,000	$100,000	$—	$—		55,000		$—
Vice President,	1999	$200,000	$140,000	$—	$—		—		$—
General Counsel and Secretary	1998	$13,077	$—	$—	$—		223,800		$—

(1)
Mr. Eichler and Ms. Creighton joined us in May 1998 and June 1998, respectively.

(2)
"Other Annual Compensation" for fiscal year 2000 for the named executive officers include in addition to certain de minimis items which are not required to be separately described, (a) for Mr. Bourgoin: $6,000 for an automobile allowance; (b) for Mr. Lev: $100,000 in monthly amortization of a forgivable loan; and (c) for Mr. Meyer: $6,000 for an automobile allowance. "Other Annual Compensation" for fiscal year 1999 for the named executive officers included, in addition to certain de minimis items which are not required to be separately described, (a) for Mr. Bourgoin: $5,923 for an automobile allowance; (b) for Mr. Lev: $100,000 in monthly amortization of a forgivable loan; and (c) for Mr. Meyer: $6,173 for an automobile allowance. In fiscal 1998, "Other Annual Compensation" for the named executive officers was: (a) for Mr. Bourgoin: $11,348 for club membership fees and $5,538 for an automobile allowance; (b) for Mr. Lev: $150,000 in the form of a gross-up award related to a forgivable loan, $100,000 in monthly amortization of a forgivable loan from SGI and $50,538 in relocation expenses and housing allowances; and (c) for Mr. Meyer; $32,210 on the sale of 2,500 restricted shares of SGI common stock.

(3)
Represents 15,000 shares of previously restricted stock, having an aggregate value of $637,500, based on the closing price of our Class A common stock as reported on June 30, 2000 on the NASDAQ National Market ($42.50), less any consideration paid. Mr. Bourgoin's shares were subject to a repurchase option, which expired as to all of such shares on July 29, 2000. The "repurchase option," refers to our right to repurchase Mr. Bourgoin's restricted stock at his original purchase price upon his termination of employment prior to the restricted stock becoming vested. Mr. Bourgoin will receive the same dividends on all shares of restricted stock as received by all other stockholders. However, we have never paid, and do not currently anticipate paying, dividends in the foreseeable future. As of June 30, 2000, Mr. Bourgoin held all 15,000 shares.

(4)
Consists of options exercisable to purchase 205,200 shares of our Class A common stock, granted by us, and options exercisable to purchase 4,500 shares of SGI's common stock, granted by SGI. In connection with their acceptance of employment with us, our executive officers and employees who were previously employed by SGI mutually agreed with SGI to forfeit all unvested options to purchase SGI common stock and all unvested restricted shares of SGI common stock. In addition, such individuals had 30 or 90 days (depending on the terms of the option grant) to exercise any vested options to purchase SGI common stock, and any vested options that remained unexercised at the end of that period were forfeited.

Option Grants in Fiscal Year 2000

    The following table provides details regarding all stock options granted to the named executive officers in fiscal 2000.

Option Grants in Fiscal Year 2000
Individual Grant (1)

		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted
			Exercise Price ($/share)	Expiration Date
					5%	10%
John E. Bourgoin	150,000	6.0%	$34.3125	08/06/09	$3,236,842	$8,202,793
Lavi Lev	75,000	3.0%	$34.3125	08/06/09	$1,618,421	$4,101,397
Kevin C. Eichler	55,000	2.2%	$34.3125	08/06/09	$1,186,842	$3,007,691
Derek Meyer	50,000	2.0%	$34.3125	08/06/09	$1,078,947	$2,734,264
Sandy Creighton	55,000	2.2%	$34.3125	08/06/09	$1,186,842	$3,007,691

(1)
All options were granted under the Incentive Plan and have exercise prices equal to the fair market value on the date of grant. The options do not begin vesting for three years from the grant date, after which they vest in twelve monthly installments during the fourth year.

(2)
Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent Management's estimate or projection of the future common stock price. We believe that this method does not accurately illustrate the potential value of a stock option.

Aggregate Option Exercises in Fiscal Year 2000 and Fiscal Year-End Values

    The following table sets forth the number and value of unexercised, in-the-money options held by our named executive officers at June 30, 2000.

Stock Option Exercises and
June 30, 2000 Fiscal Year-End Values

			Number of Unexercised Options at June 30, 2000		Value of Unexercised In-the-Money Options at June 30, 2000(1)
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Bourgoin	106,140	$3,024,353	173,611	429,749	$5,295,136	$9,760,470
Lavi Lev	80,000	$2,295,000	69,201	224,199	$2,110,631	$5,164,632
Kevin C. Eichler	64,027	$1,924,212	47,874	166,899	$1,460,157	$3,863,232
Derek Meyer	89,768	$2,492,253	12,833	152,599	$391,407	$3,538,645
Sandy Creighton	11,000	$220,875	96,425	171,375	$2,940,963	$3,999,750

(1)
The amounts in this column reflect the difference between the closing market price of our Class A common stock on June 30, 2000, which was $42.50, and the option exercise price. The actual value of unexercised options fluctuates with the market price of our Class A common stock.

Change in Control Agreements

    We have entered into change in control agreements with our executive officers providing for certain benefits following (1) a change in control of MIPS and (2) certain terminations of employment during the 24-month period following such a change in control. A "change in control" is generally defined in the agreements to encompass significant transactions resulting in a change of the corporate control of MIPS, including, among other things, an acquisition of 30% of the class of our common stock entitled to elect a majority of our directors (currently Class B), a business combination pursuant to which more than 75% of the class of our common stock entitled to elect a majority of our directors (currently Class B) is transferred to different holders and the unapproved replacement of a majority of our directors.

    In the event of a change in control, each executive's options and shares of restricted stock will become fully vested and the executive may elect, within six months following the change in control, to have his or her options "cashed out" at a price determined in the agreements. If an executive's employment is terminated other than for cause or if an executive resigns for good reason (as such terms are defined in the agreements), in either case within 24 months after a change in control, the executive will be entitled to receive a lump sum cash payment equal to 24 months' salary.

Certain Relationships and Related Transactions

    We have three outstanding loans to Mr. Lev. The first loan is a forgivable, non-interest-bearing note with a principal amount outstanding at June 30, 2000 of approximately $58,000. The principal of this loan is forgiven (reduced) ratably on a periodic basis through December 2000, subject to Mr. Lev's continued employment. The second loan is a forgivable, non-interest bearing (except in certain limited circumstances) note with a principal amount outstanding at June 30, 2000 of $250,000. The principal of this loan is forgivable on March 1, 2002, subject to Mr. Lev's continued employment at all times prior to such date. The third loan bears interest at an annual rate of 7.19% and had a principal and accrued interest amount outstanding at June 30, 2000 of $282,000. The largest aggregate amount of these loans outstanding during the period since July 1, 1999 was approximately $684,000.

    We presently sublease from SGI approximately 44,500 square feet (with an option to increase to 55,000 square feet) in one building in Mountain View, California. Payments by us to SGI under this sublease are equal to the amounts payable by SGI under its sublease for the property with a third party. This sublease will expire on May 31, 2002, subject to earlier termination in certain circumstances. On June 20, 2000, SGI divested its remaining interest in MIPS in the form of a distribution to its stockholders of our Class B common stock.

    In June 1998, we entered into a Management Services Agreement with SGI in which SGI would provide certain administrative and corporate support services to us on an interim or transitional basis, including accounting, treasury, tax, facilities and information services. Specified charges for such services are generally intended to allow SGI to recover the fully allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, but without any profit. The Management Services Agreement was terminated on June 20, 2000. Charges incurred during both fiscal 2000 and 1999 under the Management Services Agreement were $1.1 million.

    Subsequent to the termination of the Management Services Agreement, SGI is providing to us limited support services on a month to month basis.

Section 16(a) Beneficial Ownership Reporting Compliance

    Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission and the NASDAQ National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 filed pursuant to the Exchange Act furnished to us, we believe that during fiscal year 2000, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis.

Deadline For Receipt Of Stockholder Proposals For 2001 Annual Meeting

    If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to MIPS at 1225 Charleston Road, Mountain View, California 94043, Attention: Secretary, no later than May 23, 2001.

    If you want to present a proposal at next year's annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to MIPS at the above address by September 9, 2001.

                      By Order of the Board of Directors

                      Sandy Creighton
                       Vice President, General Counsel & Secretary

DETACH HERE

PROXY

MIPS TECHNOLOGIES, INC.

CLASS A COMMON STOCK

PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MIPS TECHNOLOGIES, INC.

The undersigned stockholder of MIPS Technologies, Inc., a Delaware corporation ("MIPS Technologies"), hereby appoints JOHN E. BOURGOIN, KEVIN C. EICHLER and SANDY CREIGHTON, as proxies for the undersigned, with full power of substitution, to attend the 2000 Annual Meeting of Stockholders of MIPS Technologies to be held on Wednesday, November 8, 2000 at 2:00 p.m. at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the proposal.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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If you don't have access to the Internet, which is most cost effective for MIPS Technologies, please consider voting by telephone as telephonic voting saves MIPS Technologies the costs associated with mailed in ballots.

Vote by Internet		Vote by Telephone
It's fast, convenient, and your vote is immediately confirmed and posted.		It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Go to the Website http://www.eproxyvote.com/mips	2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.		touch-tone phone 1-201-536-8073.
4.	Follow the instructions provided.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
		4.	Follow the recorded instructions.
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RECEIVE FUTURE MIPS TECHNOLOGIES' PROXY MATERIALS VIA THE INTERNET!

Consider receiving future MIPS Technologies' Annual Report and Proxy materials (as well as all other Company communications) in electronic form rather than in printed form. While voting via the Internet, just click the box to give your consent* and thereby save MIPS Technologies the future costs of producing, distributing and mailing these materials.

Accessing MIPS Technologies' Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

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DETACH HERE

/x/	Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

    The Board of Directors recommends a vote FOR the following proposal.

	FOR	AGAINST	ABSTAIN
1. Ratification of appointment by MIPS Technologies' Board of Directors of Ernst & Young LLP to serve as the Company's independent auditors for the 2001 fiscal year.	/ /	/ /	/ /
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /

                        PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                        Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature: __________________________	Date: ____________	Signature: __________________________	Date: ____________

DETACH HERE

PROXY

MIPS TECHNOLOGIES, INC.

CLASS B COMMON STOCK

PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MIPS TECHNOLOGIES, INC.

The undersigned stockholder of MIPS Technologies, Inc., a Delaware corporation ("MIPS Technologies"), hereby appoints JOHN E. BOURGOIN, KEVIN C. EICHLER and SANDY CREIGHTON, as proxies for the undersigned, with full power of substitution, to attend the 2000 Annual Meeting of Stockholders of MIPS Technologies to be held on Wednesday, November 8, 2000 at 2:00 p.m. at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominee for director and FOR the proposal.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

USE THE POWER OF THE INTERNET TO...

  •
  VOTE! (Follow the instructions below)

If you don't have access to the Internet, which is most cost effective for MIPS Technologies, please consider voting by telephone as telephonic voting saves MIPS Technologies the costs associated with mailed in ballots.

Vote by Internet		Vote by Telephone
It's fast, convenient, and your vote is immediately confirmed and posted.		It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Go to the Website http://www.eproxyvote.com/mipsb	2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.		touch-tone phone 1-201-536-8073.
4.	Follow the instructions provided.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
		4.	Follow the recorded instructions.
•
RECEIVE FUTURE MIPS TECHNOLOGIES' PROXY MATERIALS VIA THE INTERNET!

Consider receiving future MIPS Technologies' Annual Report and Proxy materials (as well as all other Company communications) in electronic form rather than in printed form. While voting via the Internet, just click the box to give your consent* and thereby save MIPS Technologies the future costs of producing, distributing and mailing these materials.

Accessing MIPS Technologies' Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

If you do not consent to access MIPS Technologies' Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

*
IN ORDER TO CONSENT TO ELECTRONIC DISTRIBUTION, YOU WILL ALSO NEED YOUR ACCOUNT NUMBER WHICH IS PRINTED JUST BELOW THE PERFORATION AND IS THE FIRST SET OF NUMBERS BEING NINE DIGITS LONG.

DETACH HERE

/x/	Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR AND FOR THE FOLLOWING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

The Board of Directors recommends a vote FOR the nominee listed.				The Board of Directors recommends a vote FOR the following proposal.
1. Election of Class B Director.						FOR	AGAINST	ABSTAIN
Nominee: (01) Fred M. Gibbons
FOR THE NOMINEE	/ /	/ /	WITHHELD FROM THE NOMINEE	2.	Ratification of appointment by MIPS Technologies' Board of Directors of Ernst & Young LLP to serve as the Company's independent auditors for the 2001 fiscal year.	/ /	/ /	/ /
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /

                        PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                        Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature: __________________________	Date: ____________	Signature: __________________________	Date: ____________

QuickLinks

PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Fiscal Year 2000 Individual Grant (1)
Stock Option Exercises and June 30, 2000 Fiscal Year-End Values